July 22, 2010

For Immediate Release

UREX IMPLEMENTS REVERSE STOCK SPLIT AND CHANGES NAME TO MUSTANG GEOTHERMAL CORP

July 22, 2010 - Reno, Nevada – Urex Energy Corporation (the “Company” or “Urex”) (OTCBB: URXED) reports that the Financial Industry Regulatory Authority (FINRA) has approved a 1-200 Reverse Split and name change for Urex Energy Corp to Mustang Geothermal Corp.

This corporate action will take effect at the open of business July 22, 2010. The new symbol on this date will be URXED.  Please note that the "D" will be removed 20 business days from July 22, 2010. As a result of the reverse split, in no event shall any shareholder have less than 200 shares of Common Stock post-split as a result of the split.

As a part of an on-going reorganization of the Company’s business, the decision to diversify into the geothermal energy field is aligned with the Company’s long-term strategy to add shareholder value.  Geothermal energy represents a large, indigenous resource that can provide base-load electric power at a level that can have a major impact on the world, while incurring minimal environmental impacts.

About Mustang Geothermal Corporation

Mustang Geothermal owns a 100% interest three US Federal geothermal leases totalling 6582 acres located in the State of Nevada. Mustang also owns a 100% interest in the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.

For more information please contact:

Richard Bachman
Tel: 775-747-0667
Email: info@mustangeothermal.com
www.mustangeothermal.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

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